                                EXHIBIT D.(XXXV)

                                     FORM OF
                              AMENDMENT NUMBER 7 TO
                          INVESTMENT SERVICES AGREEMENT

     Pursuant to the Investment Services Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and Hartford Investment Management Company (formerly known as The Hartford Investment Management Company) dated March 3, 1997, (the "Agreement"), THE HARTFORD LARGECAP GROWTH FUND is hereby included in the Agreement as a Portfolio. All provisions in the Agreement shall apply to the management of The Hartford LargeCap Growth Fund.

     This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ___ day of ________________, 2006.

                                        HARTFORD INVESTMENT FINANCIAL SERVICES,
                                        LLC


                                        By:
                                            ------------------------------------
                                        Name: John C. Walters
                                        Title: Executive Vice President


                                        HARTFORD INVESTMENT MANAGEMENT COMPANY


                                        By:
                                            ------------------------------------
                                        Name: David M. Znamierowski
                                        Title: President